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                                                                    EXHIBIT 23.1

                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
STM Wireless, Inc.:

We consent to incorporation by reference in the registration statements
(Nos. 33-50806, 33-995570, 33-99572 and 333-94227) on Form S-8 and registration statements (Nos. 33-70650, 33-73962, 33-99568, 333-50485, 333-85707 and
333-92723) on Form S-3 of STM Wireless, Inc. of our report dated March 2, 2000, relating to the consolidated balance sheets of STM Wireless, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of STM Wireless, Inc.

                                                 KPMG LLP


Orange County, California

March 29, 2000


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